UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 20, 2023

Date of Report (Date of earliest event reported)

Health Sciences Acquisitions Corporation 2

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-39421	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 10th Avenue, Floor 7 New York, New York	10014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 597-6980

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	HSAQ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously disclosed in a proxy statement/prospectus dated December 16, 2022, Health Sciences Acquisitions Corporation 2, a Cayman Islands exempted company (“HSAC2” or the “Company”), will hold an extraordinary general meeting of shareholders (the “General Meeting”) on January 24, 2023 for the purposes of considering and voting upon, among other things, the previously announced business combination of HSAC Olympus Merger Sub, Inc., a Delaware corporation and a majority-owned subsidiary of HSAC2, with Orchestra BioMed, Inc., a Delaware corporation (the “Business Combination”).

The submission of the Business Combination to the shareholders entitles holders of public shares in the Company to redeem their shares for their pro rata portion of the funds held in the trust account established at the time of the HSAC2 initial public offering. In connection with the General Meeting, as of January 23, 2023, HSAC2 has received requests for redemption from shareholders with respect to 1,597,888 HSAC2 ordinary shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2023

HEALTH SCIENCES ACQUISITIONS CORPORATION 2

By:	/s/ Roderick Wong
Name:	Roderick Wong, M.D.
Title:	Chief Executive Officer

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